UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

 TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2015

MENDOCINO BREWING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

California

(State or Other Jurisdiction of Incorporation)

0-22524	68-0318293
(Commission File No.)	(IRS Employer Identification Number)

1601 Airport Road, Ukiah, California	95482
(Address of Principal Executive Offices)	(Zip Code)

(707) 463-2087

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 3, 2015, IAE International Aero Engines AG (“IAE”) served Mendocino Brewing Company, Inc. (the “Company”) with a complaint, filed in Marin County Superior Court, California (the “Complaint”), which requests, among other things, (i) that the Court recognize and enforce a foreign judgment against an Indian corporate entity (which is an affiliate of the Company), the alleged judgment debtor, and (ii) that such judgment be made enforceable against any assets of the Company (and of the other defendants) that are located in California, on the alleged ground that the Company (along with the other defendants) is an “alter ego” of the alleged judgment debtor. The Company believes that the allegations in the Complaint are without merit and will vigorously defend against this lawsuit.

Along with the Complaint, IAE also served the Company with an ex parte application for a right to attach order and a writ of attachment, and, in the alternative, a temporary protective order (collectively, the “ex parte application”) to, among other things, stop the Company from making certain transfers to related parties other than in the ordinary of business. The ex parte application came up for hearing before the Court on June 5, 2015. At the conclusion of that hearing, the Court: (i) issued a temporary protective order of limited scope, providing that to the extent the Company had possession, custody or control of any stock belonging to the alleged judgment debtor (which the Company does not), it should not transfer said stock out of Marin County, California until 5:00 PM (Pacific Time), June 9, 2015; and (ii) continued the hearing on the ex parte application to 3:00 PM on June 9, 2015. The Company will continue to vigorously oppose the ex parte application, as well as any subsequent attachment efforts.

The Credit and Security Agreement (the “Loan Agreement”), dated as of June 23, 2011, as amended, by and among the Company, its wholly-owned subsidiary, Releta Brewing Company LLC (“Releta”, together with the Company, the “Borrowers”) and MB Financial Bank, N.A., as successor in interest to Cole Taylor Bank (the “Lender”), provides that it is an event of default if any person attempts to make any levy, seizure or attachment of any personal property or certain other items of the Borrower’s property. Accordingly, notwithstanding the Company’s belief that the claims contained in the compliant lack merit, because of the serving of the Complaint and the ex parte application, the Company has determined that it is in default under the Loan Agreement.

As previously disclosed in the Company’s current reports on Form 8-K filed on May 3, 2013, September 24, 2013, April 24, 2014, August 22, 2014 and January 27, 2015, quarterly reports on Form 10-Q filed on August 14, 2013, November 14, 2013, May 15, 2014, August 14, 2014, November 14, 2014 and May 15, 2015, and annual report on Form 10-K filed on March 31, 2014 and March 31, 2015 (which are incorporated by reference herein to the extent they refer to the Loan Agreement), the Borrowers have been and continue to be in default under certain provisions of the Loan Agreement. The Lender has not waived such events of default. Therefore, the Lender could declare the full amount owed under the Loan Agreement due and payable at any time for any reason or no reason. If the Lender does so, it could have a material adverse effect on the Company’s financial condition and the Company’s ability to continue to operate. If it becomes necessary for the Borrowers to seek additional financing, there is no guarantee that the Borrowers will be able to obtain such financing on terms favorable to the Company or on any terms.

The Company has discussed with the Lender the allegations set forth in the Complaint and the ex parte application and, as of the date of this filing, the Company has not received any notice or other communication from the Lender that the Lender intends to exercise any of the remedies available to it under the Loan Agreement in connection therewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENDOCINO BREWING COMPANY, INC.
(Registrant)

Date: June 9, 2015	/s/ Yashpal Singh
Yashpal Singh
President and Chief Executive Officer